NEWS	Exhibit 99.1

Mark Graff
Group Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2019 Q3 Diluted EPS of $0.11 and Adjusted Diluted EPS of $0.10
Q3 GAAP Operating Margin Expansion of 100 bps and 60 bps on a Comparable Adjusted Basis
Reaffirms Full-Year 2019 Guidance for Adjusted Diluted EPS and Adjusted Operating Margin
Company Exploring Strategic Alternatives to Maximize Shareholder Value

TAMPA, Fla., November 6, 2019 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the third quarter 2019 (“Q3 2019”) compared to the third quarter 2018 (“Q3 2018”).

Highlights for Q3 2019 include the following:

•	Comparable restaurant sales increased 0.2% at U.S. Outback Steakhouse, representing its 11th consecutive quarter of positive comparable restaurant sales

•	Comparable restaurant sales increased 11.2% for Outback Steakhouse in Brazil

•	Opened eight new restaurants, including five international franchise locations

Diluted EPS and Adjusted Diluted EPS
Our Q3 2019 results include the impact of the new lease accounting standard adopted in Q1 2019. Among its impacts, we no longer recognize the benefit of deferred gains on sale-leaseback transactions, resulting in an increase to Other restaurant operating expense which represents a two cent reduction in earnings per share on the quarter. The following table includes both a reported and a comparable basis that adjusts for this lease accounting change.

The following table reconciles Diluted earnings per share to Adjusted diluted earnings per share for the periods as indicated below.

	Q3
	2019	2018	CHANGE
Diluted earnings per share	$0.11	$0.04	$0.07
Adjustments	(0.01)	0.06	(0.07)
Adjusted diluted earnings per share	$0.10	$0.10	$—
Remove new lease accounting standard impact (1)	—	(0.02)	0.02
Adjusted diluted earnings per share on a comparable basis (1)	$0.10	$0.08	$0.02

______________
See Non-GAAP Measures later in this release.

(1)
In Q3 2018 both GAAP and adjusted diluted earnings per share include the benefit of deferred gains on sale-leaseback transactions of approximately $0.02. For comparability, we have presented adjusted diluted earnings per share excluding this benefit that we no longer recognize in 2019 as a result of the adoption of the new lease accounting standard.

CEO Comments
“Q3 earnings per share increased 25% on a comparable adjusted basis as we focus on building healthy traffic and improving profitability,” said David Deno, CEO. “U.S. comp sales were flat with traffic significantly outperforming the industry. We have intentionally moderated our average check increases to further strengthen our value relative to competition across the portfolio. This pricing discipline combined with sales momentum from investments in the customer experience and off-premises is building, with October trends significantly out-pacing the industry. This strategy combined with disciplined cost management, drove operating margins higher by 60 basis points on comparable adjusted basis versus last year. We remain well positioned to finish the year strong and achieve our earnings commitments.”

Third Quarter Financial Results
As described above, our Q3 2019 results include the impact from adopting the new lease accounting standard, which reduces operating margins by 30 basis points. The following table includes both a reported and a comparable basis that adjusts for the lease accounting change:

	AS REPORTED			COMPARABLE BASIS (1)
(dollars in millions)	Q3 2019	Q3 2018	CHANGE	Q3 2018	CHANGE
Total revenues	$967.1	$965.0	0.2%	$965.0	0.2%

GAAP restaurant-level operating margin	12.9%	12.5%	0.4%	12.2%	0.7%
Adjusted restaurant-level operating margin (2)	12.5%	12.4%	0.1%	12.1%	0.4%

GAAP operating income margin	2.3%	1.3%	1.0%	1.0%	1.3%
Adjusted operating income margin (2)	2.3%	2.0%	0.3%	1.7%	0.6%
___________________

(1)	To improve comparability in this table, we removed the benefit of deferred gains on sale-leaseback transactions from our Q3 2018 results.

(2)	See Non-GAAP Measures later in this release.

•
The increase in total revenues was primarily due to higher comparable restaurant sales in Brazil and the net impact of restaurant openings and closures, partially offset by the impact of domestic refranchising.

•
The increase in reported GAAP operating income margin was primarily due to higher comparable restaurant sales in Brazil, the impact of certain cost savings initiatives, and gains on the sale of certain U.S. surplus properties. This increase was partially offset by commodity, operating and labor inflation, delivery rollout costs, and the impact from adopting the new lease accounting standard as described above.

•
The primary difference between GAAP and Adjusted restaurant-level operating margin is that Q3 adjusted restaurant-level operating margin excludes the benefit related to gains on the sale of certain U.S. surplus properties.

Third Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED SEPTEMBER 29, 2019	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	0.2%
Carrabba’s Italian Grill	0.1%
Bonefish Grill	(2.2)%
Fleming’s Prime Steakhouse & Wine Bar	0.4%
Combined U.S.	(0.2)%

International
Outback Steakhouse - Brazil	11.2%

Dividend Declaration
On October 24, 2019, our Board of Directors declared a quarterly cash dividend of $0.10 per share to be paid on November 27, 2019 to all stockholders of record as of the close of business on November 18, 2019.

Fiscal 2019 Financial Outlook
We are updating our 2019 financial outlook for U.S. comparable restaurant sales, commodity inflation, capital expenditures, and our tax rates. Although U.S. comparable restaurant sales across the portfolio have improved in October, we remain cautious on industry sales trends given industry declines in the third quarter. All other aspects of our previously provided full year financial outlook remain unchanged. See the table below for more details.

Financial Results:	Prior Outlook	Current Outlook
Adjusted diluted earnings per share (1)	$1.53 to $1.61	$1.53 to $1.61

GAAP diluted earnings per share (1)	$1.44 to $1.52	$1.44 to $1.52

GAAP effective income tax rate (1)	6% to 7%	5% to 6%

Adjusted effective income tax rate (1)	7% to 8%	6% to 7%

Adjusted operating income margin (1)	4.8% to 5.0%	4.8% to 5.0%

Other Selected Financial Data:
Combined U.S. comparable restaurant sales	2.0% to 2.5%	Approx. 1.5%

Commodity inflation	Approx. 2%	Approx. 1.5%

Capital expenditures	$175M to $200M	Approx. $175M

Number of new system-wide restaurants	Approx. 20	Approx. 20
___________________

(1)
The primary difference between our GAAP outlook and our adjusted outlook for diluted earnings per share, effective income tax rate and operating income margin is driven by adjustments through Q3 2019 as reflected in Table 5 of this release, as well as anticipated adjustments in connection with our relocation and restaurant closure initiatives.

Company Exploring Strategic Alternatives
The Company also announced that it is exploring and evaluating strategic alternatives that have the potential to maximize value for our shareholders, including but not limited to, a possible sale of the Company. The Board of Directors has retained BofA Securities, Inc. as its financial advisor.

“Over the past few years Bloomin’ Brands has made significant progress towards its long term objectives to elevate the customer experience, capitalize on the emerging off-premises segment, expand the rapidly growing international business, and improve operating margins. These efforts have created significant market share gains and enhanced profitability,” said David Deno, Chief Executive Officer of Bloomin’ Brands. “However, despite this continued progress, we believe the current stock price does not reflect the value of the Company. That is why the time is right to explore strategic alternatives that have the potential to maximize value for our shareholders. Our Board of Directors is committed to fully evaluating appropriate strategic alternatives while simultaneously supporting the Company’s ongoing progress against our business plan.”

The Company plans to proceed in a timely manner, but has not set a definitive timetable for completion of this process. There can be no assurance that this review will result in a transaction or other strategic alternative of any kind. The Company does not intend to make any further public comment regarding the review unless it determines that disclosure is appropriate or necessary.

Conference Call
The Company will host a conference call today, November 6th at 9:00 AM EST. The conference call can be accessed live over the telephone by dialing (855) 327-6838 or (604) 235-2082 for international participants. A replay will be available beginning two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers. The replay will be available until Wednesday, November 20, 2019. The conference ID for the live call and replay is 10007953. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment income from operations and the corresponding margin. For purposes of improving comparability, we have also presented Adjusted diluted earnings per share and Adjusted operating income margin excluding the impact of the new lease accounting standard in the table above.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, five, and six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates more than 1,450 restaurants in 48 states, Puerto Rico, Guam and 21 countries, some of which are franchise locations. For more information, please visit  www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments,” “Fiscal 2019 Financial Outlook” and “Company Exploring Strategic Alternatives” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: the outcome of our review of strategic alternatives, including the impact on our ongoing business, our stock price and our ability to successfully implement any alternatives that we pursue; consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; the effects of changes in tax laws; challenges associated with our remodeling, relocation and expansion plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the cost and availability of credit; interest rate changes; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands, except per share data)	SEPTEMBER 29, 2019	SEPTEMBER 30, 2018	SEPTEMBER 29, 2019	SEPTEMBER 30, 2018
Revenues
Restaurant sales	$951,816	$949,400	$3,069,145	$3,063,887
Franchise and other revenues	15,328	15,621	48,060	49,413
Total revenues	967,144	965,021	3,117,205	3,113,300
Costs and expenses
Cost of sales	300,375	307,493	965,165	982,415
Labor and other related	288,552	289,023	908,780	902,006
Other restaurant operating	240,372	233,744	732,121	725,468
Depreciation and amortization	47,926	50,571	147,196	151,473
General and administrative	66,570	67,691	209,114	212,516
Provision for impaired assets and restaurant closings	1,391	3,962	6,917	15,590
Total costs and expenses	945,186	952,484	2,969,293	2,989,468
Income from operations	21,958	12,537	147,912	123,832
Other income (expense), net	11	(1)	(145)	(6)
Interest expense, net	(13,256)	(11,600)	(36,885)	(33,229)
Income before (benefit) provision for income taxes	8,713	936	110,882	90,597
(Benefit) provision for income taxes	(660)	(3,317)	6,051	(6,516)
Net income	9,373	4,253	104,831	97,113
Less: net income attributable to noncontrolling interests	125	181	2,262	922
Net income attributable to Bloomin’ Brands	$9,248	$4,072	$102,569	$96,191

Earnings per share:
Basic	$0.11	$0.04	$1.15	$1.04
Diluted	$0.11	$0.04	$1.14	$1.02

Weighted average common shares outstanding:
Basic	86,843	92,202	89,484	92,197
Diluted	87,305	93,324	90,306	94,489

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
U.S. Segment	SEPTEMBER 29, 2019	SEPTEMBER 30, 2018	SEPTEMBER 29, 2019	SEPTEMBER 30, 2018
Revenues
Restaurant sales	$835,753	$848,837	$2,737,182	$2,742,118
Franchise and other revenues	12,691	12,656	39,988	40,437
Total revenues	$848,444	$861,493	$2,777,170	$2,782,555
Restaurant-level operating margin	12.0%	11.9%	14.5%	14.4%
Income from operations	$50,318	$44,598	$242,167	$230,645
Operating income margin	5.9%	5.2%	8.7%	8.3%
International Segment
Revenues
Restaurant sales	$116,063	$100,563	$331,963	$321,769
Franchise and other revenues	2,637	2,965	8,072	8,976
Total revenues	$118,700	$103,528	$340,035	$330,745
Restaurant-level operating margin	18.7%	17.9%	19.8%	18.4%
Income from operations	$10,550	$7,776	$31,179	$14,052
Operating income margin	8.9%	7.5%	9.2%	4.2%
Reconciliation of Segment Income from Operations to Consolidated Income from Operations
Segment income from operations
U.S.	$50,318	$44,598	$242,167	$230,645
International	10,550	7,776	31,179	14,052
Total segment income from operations	60,868	52,374	273,346	244,697
Unallocated corporate operating expense	(38,910)	(39,837)	(125,434)	(120,865)
Total income from operations	$21,958	$12,537	$147,912	$123,832

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(in thousands)	SEPTEMBER 29, 2019	DECEMBER 30, 2018
Cash and cash equivalents	$51,408	$71,823
Net working capital (deficit) (1)	$(579,222)	$(455,556)
Total assets (2)	$3,468,947	$2,464,774
Total debt, net	$1,119,939	$1,094,775
Total stockholders’ equity (3)	$151,574	$54,817
Common stock outstanding (3)	86,856	91,272
_________________

(1)
During the thirty-nine weeks ended September 29, 2019, net working capital (deficit) was negatively impacted by the recognition of approximately $170 million of current lease liabilities as a result of the adoption of the new lease accounting standard. We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

(2)
The change in total assets during the thirty-nine weeks ended September 29, 2019 includes the addition of $1.3 billion of lease right-of-use assets as a result of the adoption of the new lease accounting standard.

(3)
During the thirty-nine weeks ended September 29, 2019, we repurchased 5.5 million shares of our outstanding common stock and issued 0.6 million shares of our common stock through the exercise of stock options.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTEEN WEEKS ENDED			(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED QUARTER TO DATE
	SEPTEMBER 29, 2019		SEPTEMBER 30, 2018
	AS REPORTED		AS REPORTED		COMPARABLE ADJUSTED BASIS (2)
Consolidated:	GAAP	ADJUSTED (1)	GAAP	ADJUSTED (1)		AS REPORTED	COMPARABLE BASIS (2)
Restaurant sales	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales	31.6%	31.6%	32.4%	32.4%	32.4%	0.8%	0.8%
Labor and other related	30.3%	30.3%	30.4%	30.4%	30.4%	0.1%	0.1%
Other restaurant operating	25.3%	25.6%	24.6%	24.8%	25.1%	(0.8)%	(0.5)%

Restaurant-level operating margin (3)	12.9%	12.5%	12.5%	12.4%	12.1%	0.1%	0.4%

Segments - Restaurant-level operating margin (3):
U.S.	12.0%	11.5%	11.9%	11.8%		(0.3)%
International	18.7%	18.7%	17.9%	17.9%		0.8%

	THIRTY-NINE WEEKS ENDED		THIRTY-NINE WEEKS ENDED			(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED YEAR TO DATE
	SEPTEMBER 29, 2019		SEPTEMBER 30, 2018
	AS REPORTED		AS REPORTED		COMPARABLE ADJUSTED BASIS (2)
Consolidated:	GAAP	ADJUSTED (1)	GAAP	ADJUSTED (1)		AS REPORTED	COMPARABLE BASIS (2)
Restaurant sales	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales	31.4%	31.4%	32.1%	32.1%	32.1%	0.7%	0.7%
Labor and other related	29.6%	29.6%	29.4%	29.4%	29.4%	(0.2)%	(0.2)%
Other restaurant operating	23.9%	24.0%	23.7%	23.8%	24.1%	(0.2)%	0.1%

Restaurant-level operating margin (3)	15.1%	15.0%	14.8%	14.7%	14.4%	0.3%	0.6%

Segments - Restaurant-level operating margin (3):
U.S.	14.5%	14.4%	14.4%	14.2%		0.2%
International	19.8%	19.8%	18.4%	18.2%		1.6%
_________________

(1)	The table set forth below titled “Restaurant-level Operating Margin Adjustments” provides additional information regarding the adjustments for each period presented.

(2)
During the thirteen and thirty-nine weeks ended September 30, 2018 both GAAP and adjusted restaurant-level operating margin included the benefit of deferred gains on sale-leaseback transactions of $3.1 million and $9.2 million, respectively. For comparability, we presented adjusted restaurant-level operating margin excluding this benefit that we no longer recognize in 2019 as a result of the adoption of the new lease accounting standard.

(3)
The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:

(i)	Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.

(ii)	Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.

(iii)	General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.

(iv)	Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

Restaurant-level Operating Margin Adjustments - Following is a summary of unfavorable (favorable) restaurant-level operating margin adjustments recorded in Other restaurant operating expense for the following activities, as described in table five of this release:

	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in millions)	SEPTEMBER 29, 2019	SEPTEMBER 30, 2018	SEPTEMBER 29, 2019	SEPTEMBER 30, 2018
Restaurant and asset impairments and closing costs (1)	$3.8	$1.0	$4.0	$3.2
Restaurant relocations and related costs	(0.1)	0.2	(0.4)	0.6
	$3.7	$1.2	$3.6	$3.8
_________________

(1)	Includes $0.6 million of adjustments for the thirty-nine weeks ended September 30, 2018, recorded in the International segment. All other adjustments were recorded within the U.S. segment.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands, except per share data)	SEPTEMBER 29, 2019	SEPTEMBER 30, 2018	SEPTEMBER 29, 2019	SEPTEMBER 30, 2018
Income from operations	$21,958	$12,537	$147,912	$123,832
Operating income margin	2.3%	1.3%	4.7%	4.0%
Adjustments:
Restaurant and asset impairments and closing costs (1)	(3,072)	2,840	1,098	12,021
Severance (2)	1,908	2,528	5,511	3,493
Legal and contingent matters	815	—	815	758
Restaurant relocations and related costs (3)	477	1,560	2,461	4,638
Total income from operations adjustments	$128	$6,928	$9,885	$20,910
Adjusted income from operations	$22,086	$19,465	$157,797	$144,742
Adjusted operating income margin	2.3%	2.0%	5.1%	4.6%

Net income attributable to Bloomin’ Brands	$9,248	$4,072	$102,569	$96,191
Adjustments:
Income from operations adjustments	128	6,928	9,885	20,910
Total adjustments, before income taxes	128	6,928	9,885	20,910
Adjustment to provision for income taxes (4)	(471)	(1,643)	(1,703)	(3,762)
Net adjustments	(343)	5,285	8,182	17,148
Adjusted net income	$8,905	$9,357	$110,751	$113,339

Diluted earnings per share	$0.11	$0.04	$1.14	$1.02

Adjusted diluted earnings per share	$0.10	$0.10	$1.23	$1.20
Remove new lease accounting standard impact (5)	—	(0.02)	—	(0.07)
Adjusted diluted earnings per share on a comparable basis (5)	$0.10	$0.08	$1.23	$1.13

Diluted weighted average common shares outstanding	87,305	93,324	90,306	94,489
_________________

(1)
Represents asset impairment charges and related costs primarily associated with approved closure and restructuring initiatives, and the restructuring of certain international markets. Amount also includes gains on the sale of certain surplus properties of $3.8 million for the thirteen and thirty-nine weeks ended September 29, 2019.

(2)	Relates to severance expense incurred as a result of restructuring activities.

(3)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(4)	Represents income tax effect of the adjustments for the periods presented.

(5)
During the thirteen and thirty-nine weeks ended September 30, 2018 both GAAP and adjusted diluted earnings per share include the benefit of deferred gains on sale-leaseback transactions of approximately $0.02 and $0.07, respectively. For comparability, we have presented adjusted diluted earnings per share excluding this benefit that we no longer recognize in 2019 as a result of the adoption of the new lease accounting standard.

Following is a summary of the financial statement line item classification of the net income adjustments:

	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 29, 2019	SEPTEMBER 30, 2018	SEPTEMBER 29, 2019	SEPTEMBER 30, 2018
Other restaurant operating	$(3,685)	$(1,265)	$(3,642)	$(3,783)
Depreciation and amortization	611	1,411	1,783	4,522
General and administrative	2,776	2,768	7,106	5,858
Provision for impaired assets and restaurant closings	426	4,014	4,638	14,313
(Benefit) provision for income taxes	(471)	(1,643)	(1,703)	(3,762)
Net adjustments	$(343)	$5,285	$8,182	$17,148

TABLE SIX
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
U.S. Segment	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 29, 2019	SEPTEMBER 30, 2018	SEPTEMBER 29, 2019	SEPTEMBER 30, 2018
Income from operations	$50,318	$44,598	$242,167	$230,645
Operating income margin	5.9%	5.2%	8.7%	8.3%
Adjustments:
Restaurant and asset impairments and closing costs (1)	(3,164)	2,840	(1,083)	2,043
Restaurant relocations and related costs (2)	477	1,560	2,461	4,638
Severance (3)	59	688	759	1,576
Adjusted income from operations	$47,690	$49,686	$244,304	$238,902
Adjusted operating income margin	5.6%	5.8%	8.8%	8.6%

International Segment
(dollars in thousands)
Income from operations	$10,550	$7,776	$31,179	$14,052
Operating income margin	8.9%	7.5%	9.2%	4.2%
Adjustments:
Restaurant and asset impairments and closing costs (4)	91	—	2,180	9,978
Severance (3)	—	571	—	571
Adjusted income from operations	$10,641	$8,347	$33,359	$24,601
Adjusted operating income margin	9.0%	8.1%	9.8%	7.4%
_________________

(1)
Represents asset impairment charges and related costs primarily associated with approved closure and restructuring initiatives, and gains of $3.8 million on the sale of certain surplus properties for the thirteen and thirty-nine weeks ended September 29, 2019.

(2)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(3)	Relates to severance expense incurred as a result of restructuring activities.

(4)	Represents asset impairment charges and related costs primarily associated with the restructuring of certain international markets.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	JUNE 30, 2019	OPENINGS	CLOSURES	SEPTEMBER 29, 2019
U.S.
Outback Steakhouse
Company-owned	579	—	—	579
Franchised	148	—	(1)	147
Total	727	—	(1)	726
Carrabba’s Italian Grill
Company-owned	205	—	(1)	204
Franchised	21	—	—	21
Total	226	—	(1)	225
Bonefish Grill
Company-owned	190	—	—	190
Franchised	7	—	—	7
Total	197	—	—	197
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	69	—	—	69
Other
Company-owned	3	—	—	3
U.S. Total	1,222	—	(2)	1,220
International
Company-owned
Outback Steakhouse—Brazil (1)	97	2	—	99
Other	27	1	—	28
Franchised
Outback Steakhouse - South Korea	70	2	(2)	70
Other	51	3	—	54
International Total	245	8	(2)	251
System-wide total	1,467	8	(4)	1,471
____________________

(1)	The restaurant counts for Brazil are reported as of May 31, 2019 and August 31, 2019 to correspond with the balance sheet dates of this subsidiary.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
	SEPTEMBER 29, 2019	SEPTEMBER 30, 2018	SEPTEMBER 29, 2019	SEPTEMBER 30, 2018
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more):
U.S. (1)
Outback Steakhouse	0.2%	4.6%	1.7%	4.3%
Carrabba’s Italian Grill	0.1%	(0.6)%	(0.4)%	—%
Bonefish Grill	(2.2)%	1.8%	—%	1.1%
Fleming’s Prime Steakhouse & Wine Bar	0.4%	0.5%	0.8%	1.4%
Combined U.S.	(0.2)%	2.9%	1.0%	2.8%
International
Outback Steakhouse - Brazil (2)	11.2%	(3.3)%	6.1%	(2.8)%

Traffic:
U.S.
Outback Steakhouse	(1.1)%	0.9%	(1.1)%	1.3%
Carrabba’s Italian Grill	0.5%	(2.9)%	(0.8)%	(4.8)%
Bonefish Grill	(2.9)%	(2.7)%	(2.1)%	(2.1)%
Fleming’s Prime Steakhouse & Wine Bar	(0.3)%	(4.2)%	0.6%	(4.7)%
Combined U.S.	(1.0)%	(0.5)%	(1.1)%	(0.6)%
International
Outback Steakhouse - Brazil	10.0%	(5.5)%	2.8%	(5.0)%

Average check per person (3):
U.S.
Outback Steakhouse	1.3%	3.7%	2.8%	3.0%
Carrabba’s Italian Grill	(0.4)%	2.3%	0.4%	4.8%
Bonefish Grill	0.7%	4.5%	2.1%	3.2%
Fleming’s Prime Steakhouse & Wine Bar	0.7%	4.7%	0.2%	6.1%
Combined U.S.	0.8%	3.4%	2.1%	3.4%
International
Outback Steakhouse - Brazil	0.8%	2.1%	3.3%	2.3%
____________________

(1)	Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(2)	Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.

(3)	Average check per person includes the impact of menu pricing changes, product mix and discounts.
SOURCE: Bloomin’ Brands, Inc.